Exhibit 10.13.3
THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE, being entered into this 26th day of September, 2006, between 2101 Williams Associates, LLC, a California limited liability company, hereinafter called Lessor, and Energy Recovery, Inc., a Delaware corporation (ERI), hereinafter called Lessee, covering the premises commonly referred to as 1908 Doolittle Drive, San Leandro, California.
Lessor and Lessee hereby further amend that certain Lease between them dated February 28, 2005, and previously amended October 3, 2005 and January 4, 2006, as follows:
1.	The premises as defined in paragraph l.2a of the Lease are hereby expanded to include that certain approximately 2,483 SF of office and storage space commonly known as 1906 Doolittle Drive (1906 Doolittle Expansion Area) and outlined in purple on Exhibit “A” attached hereto.

Lessee’s total revised square footage, including the 1906 Doolittle Expansion Area referenced above, has herein been increased to approximately 28,737 square feet, including 11,267 SF of office and 17,470 SF of warehouse and manufacturing space.

2.	The lease commencement date for the 1906 Doolittle Expansion Area shall be November 15, 2006 and shall end coterminous with the initial Premises on June 14, 2010.

3.	Lessor agrees at its sole cost and expense and as soon as it can reasonably be accomplished following the execution of this Third Amendment to Lease, to commence and prosecute to completion in a diligent and good and workmanlike manner the construction and delivery of the improvements to the 1906 Doolittle Expansion Area as set forth in Exhibit “D.”

The parties hereto are aiming toward substantial completion and delivery of the 1906 Doolittle Expansion Area to the Lessee on November 15, 2006; provided that Lessor is not delayed by causes beyond its control, which shall include but not be limited to any unanticipated delays due to obtaining any necessary building permits, any delays in construction due to fires, unusually severe weather, labor problems including strikes or slowdowns, acts of God, and other similar causes, and delays caused by the Lessee or its agents and/or subcontractors.

Should Lessor fail to deliver the 1906 Doolittle Expansion Area by the above date, then the 1906 Doolittle Expansion Area Lease term shall commence upon the date Lessor does substantially complete the above work and delivers possession to Lessee. If the actual lease commencement date of the 1906 Doolittle Expansion Area is other than that set forth above, then Lessor and Lessee shall prepare and execute a Fourth Amendment to Lease setting forth the revised commencement date of the 1906 Doolittle Expansion Area Lease term, but failure to execute such an amendment shall not affect the actual commencement date.

“Substantial completion” or “substantially completing” shall be the date as agreed between Lessor and Lessee, or, if the parties cannot so agree, then it shall be upon execution of a certification from the architect or engineer supervising the construction of the Premises that all of the improvements hereto above described have been on the date specified in said certification substantially completed in accordance with the plans and specifications to the extent that Lessee can reasonably and conveniently use and occupy the building and appurtenances for the conduct of its ordinary business and, if required, the issuance of a certificate, or temporary certificate, of occupancy for the Premises. Substantial completion shall not be delayed due to Lessee’s delay or failure to perform its tasks or complete any improvements it undertakes.

4.	The base monthly rent for the 1906 Doolittle Expansion Area, subject to existing and future increases over base year taxes and insurance and other expenses as set forth in the subject Lease, shall be as follows:

11/15/2006 — 06/14/2010 - $2,350.00/month I.G.

The total base monthly rent for all of Lessee’s premises shall be $23,478.00, and shall increase on December 15, 2007 to $24,530.00.

5.	Lessee, as the sole occupant of the property, shall pay all common area expenses and all utility and service charges for the entire building. Lessee shall pay its prorata share for the 1906 Doolittle Expansion Area of increases in real estate taxes and insurance above a Base Year. The Base Year for the 1906 Doolittle Expansion Area shall be 2006/2007.

6.	Lessee shall deposit with Lessor $5,400 as security for the 2181 Williams Expansion Area and the 1906 Doolittle Expansion Area. Total security deposit paid by Lessee for entire Premises shall equal $40,000. Upon execution of this Third Amendment to Lease, Lessor authorizes Lessee to close the Escrow Account that was established per the terms of the Lease.

7.	Lessee’s option to renew for one (1) additional five (5) year period at market rents, with six (6) months prior written notice will apply to the 1906 Doolittle Expansion Area as well.

8.	Lessee shall be provided with a Right of First Refusal to lease all or part of new building construction on the property. Rental terms shall be negotiated between Lessor and Lessee, including early termination of this Third Amendment to Lease for the 1906 Doolittle Expansion Area. Upon notice of interest by Lessee, the Lessor shall research the feasibility of new building construction on the property, and upon commencement of lease negotiations, Lessor shall work with Lessee on design of new building.

9.	Except as herein specified, all of the other terms and conditions of the subject Lease shall remain in full force and effect.
IN WITNESS WHEREOF, Lessor and Lessee have executed this Third Amendment To Lease the day and year first written above.

LESSOR		LESSEE

2101 Williams Associates, LLC		Energy Recovery, Inc.

By:	/s/ Donald L. Jones	By:	/s/ G.G. Pique

	Donald L. Jones, Manager		G.G. Pique, President/CEO

Exhibit “A”

DOOLITTLE STREET
FIRST FLOOR PLAN
WILLIAM STREET
WAREHOUSE AREA
FIRST FLOOR PLAN
PROGRESS PRINT
NOT FOR CONSTRUCTION

2199 WILLIAMS STREET

CREST PROPERTY CORP.

A-2

EXHIBIT “D”
To Third Amendment to Lease, dated September 26, 2006, by and between 2101
Williams, LLC, as Lessor, and Energy Recovery, Inc., as Lessee
RENOVATION OF 1906 DOOLITTLE DRIVE EXPANSION AREA
STORAGE AREA
•	Frame and sheetrock wall to close off storage area at corner of restroom. Include one (1) 3’ x 7’ man door. New wall and door painted on both sides.

•	Demo sink, wall cabinetry and space heater.

•	Replace exterior 3’ x 7’ man door with 8’ x 8’ opening and double doors of similar type to existing.

•	Pour new concrete landing level with enlarged doorway and build concrete ramp to connect to existing handicap ramp from 1908 Doolittle (demo portion of curb on existing handicap ramp).

•	Paint walls and ceiling a neutral color of tenant’s choice (maximum of one color and two coats for each surface).

•	Lighting remains as is.

•	Electrical outlets remain as is.
RESTROOM
•	Paint walls and ceiling (maximum of one color and one coat for each surface)

•	Install new exhaust fan

•	Clean and repair as necessary

•	Replace accessories and lighting as necessary
KITCHEN
•	Install prefabricated, lower cabinet and a counter with sink. Cabinetry to accommodate a small fridge.

•	Install/or move one duplex outlet at counter height for coffee maker and microwave, and install/or move one duplex outlet in lower cabinet for small fridge.

•	Paint walls and ceiling a color of tenant’s choice (maximum of two colors and two coats for each surface).

•	Install sheet vinyl of tenant’s choice (standard spec) on floor and coved at walls.

•	Install new surface mounted, fluorescent light fixture.

•	Install new exhaust fan.
OLD KITCHEN/OFFICE 1
•	Demo old kitchen appliances, cabinetry, phone cabinet, wall between old kitchen and Office 1 and closet in Office 1.

•	Frame and sheetrock a wall to close off office. New wall to be flush with existing wall and door to office.

•	Install one duplex outlet in new wall and make existing outlets and electrical switches flush with wall if physically and economically feasible.

•	Paint walls, ceiling, window trim, electrical conduit and sprinkler pipe a color of tenant’s choice. Window trim and ceiling may be painted a different color than walls. (maximum of two coats per surface)

•	New carpet installed on floor and 4” rubber base installed on walls.

•	Add new surface mounted, fluorescent light fixture(s) as necessary to match existing fixtures.

•	Repair window hardware as necessary so operable windows open and close.

•	Area conditioned by HVAC system
FRONT ENTRY AREA
•	Remove wood from covered windows. Replace window trim as necessary.

•	Paint walls, ceiling, window trim, conduit and pipes (maximum of two colors and two coats for each surface)
•	Install carpet on floor throughout area, and 4” rubber base on walls. At tenant’s option, install approximately 3’ x 4’ area of VCT (standard spec) at entry door.
•	Add new surface mounted, fluorescent light fixture(s) as necessary to match existing fixtures.
•	Demo slatted walls next to front entry door at tenant’s option.
•	Repair window hardware as necessary so operable windows open and close.
•	Area conditioned by HVAC system.
OFFICE 2/CONFERENCE ROOM
•	Demo cabinet and counter.
•	Add and move light fixtures as necessary to match existing surface mounted, fluorescent light fixture(s)
•	Install new door at opening to office.
•	Paint walls, ceiling, window trim, conduit and piping (maximum of two colors and two coats for each surface)
•	Install new carpet on floor and 4” rubber base on walls.
•	Repair window hardware as necessary so operable windows open and close.
•	Area conditioned by HVAC system.
LONG OPEN OFFICE AREA
•	Frame and sheetrock wall to close off Long, Open Office area. Wall should include 3’ x 7’ door and approximately 2’ x 7’ sidelight. This will create a hallway between Entry Area, Office 2/Conference Room and Long Open Office Area.
•	Demo cabinetry, sink and heater.
•	Remove old thermostat, close up small opening in exterior wall covered by sheet metal (and close up any other similar type openings throughout space), make electrical outlets and switches flush with wall if physically and economically feasible.
•	Install new surface mounted, fluorescent light fixtures throughout to match fixtures used in other areas.
•	Paint walls, ceiling, window trim and any exposed piping in Hallway and Long, Open Office Area (maximum of two colors and two coats for each surface)
•	Install new carpet on floors and 4” base on walls in Hallway and Long, Open Office Area.
•	Repair window hardware as necessary so operable windows open and close.
•	Long Open Office Area conditioned by HVAC system.
HVAC
•	Install new HVAC system for Office 1, Front Entry Area, Office 2/Conference Room, and Long, Open Office Area.
•	Build soffit around duct work where physically and economically feasible.
•	Build two, new, approximately 3’ x 3’, closets for parts of HVAC system. One located in storage area and the other in the NE corner of the Long Open Office Area.
EXTERIOR
•	Build new bench near entry of similar style to existing bench that broke.
•	Tenant responsible for signage changes
•	Paint Front Entry Door and repair and rekey locks on all exterior doors.
•	Remove ivy in courtyard. Replace with compacted crushed granite with some planting pots or small landscaping areas (Landlord’s choice based on feasibility and cost).